SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	May 3, 2002

SEITEL, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)
0-14488		76-0025431
(Commission File Number)		(IRS Employer Identification No.)

50 Briar Hollow Lane
7th Floor, West Bldg.
Houston, Texas		77027
(Address of Principal Executive Offices)		(Zip Code)

(713) 881-8900
(Registrant's Telephone Number, Including Area Code)

Item 5.	Other Events.

          The purpose of this Current Report is to file certain information regarding Seitel, Inc. and its subsidiaries (the "Company"). Such information is set forth in the exhibits to this Current Report. On May 3, 2002, the Company released the press release attached hereto as Exhibit 99.1, which is hereby incorporated herein by reference. This press release is being filed pursuant to Rule 135c(d). Further, the Company is disclosing additional information that it intends to file in the form of an amendment to its most recent Form 10-K for the year ended December 31, 2001; such additional information is attached hereto as Exhibit 99.2, which is hereby incorporated herein by reference.

          Statements contained in this Report about Seitel's future outlook, prospects and plans, including those that express belief, expectation, estimates or intentions, as well as those that are not statements of historical fact, are forward looking. These statements represent Seitel's reasonable belief and are based on Seitel's current expectations and assumptions with respect to future events. While Seitel believes its expectations and assumptions are reasonable, they involve risks and uncertainties beyond Seitel's control that could cause the actual results or outcome to differ materially from the expected results or outcome. Such factors include any significant change in the oil and gas business or the economy generally, changes in the exploration budgets of the Company's seismic data and related services customers, actual customer demand for the Company's seismic data and related services, the extent of the Company's success in acquiring oil and gas properties and in discovering, developing and producing reserves, the timing and extent of changes in commodity prices for natural gas, crude oil and condensate and natural gas liquids and conditions in the capital markets and equity markets during the periods covered by the forward looking statements, and the effect on our reported operating results and stock price as a result of the Company's restatement of financial statements. The forward-looking statements contained in this Report speak only as of the date hereof, and Seitel disclaims any duty to update these statements.

Item 7.	Financial Statements and Exhibits

(c)	Exhibits
	99.1	Company press release dated May 3, 2002.

	99.2	Parts I, II and IV as amended to Form 10-K for the year ended December 31, 2001.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.
Date:	May 3, 2002	SEITEL, INC.

		By:	/s/ Paul A. Frame

Chairman of the Board of Directors
and President

EXHIBIT INDEX

Exhibit
99.1	Company press release dated May 3, 2002

99.2	Parts I, II and IV as amended to Form 10-K for the year ended December 31, 2001